EXHIBIT 99.1


                          ANNUAL OFFICER'S CERTIFICATE
                           WORLD OMNI FINANCIAL CORP.

         The undersigned, duly authorized representative of World Omni Financial Corp., as Servicer, pursuant to Section 4.10 of the Sale and Servicing Agreement, dated as of June 1, 2000, among World Omni Auto Receivables Trust 2000-A, as Issuer, World Omni Auto Receivables LLC, as Seller and World Omni Financial Corp., as Servicer (the "Series 2000-A Sale and Servicing Agreement"), and Section 4.10 of the Sale and Servicing Agreement, dated as of February 13, 2001, among World Omni Auto Receivables Trust 2001-A, as Issuer, World Omni Auto Receivables LLC, as Seller and World Omni Financial Corp., as Servicer (the "Series 2001-A Sale and Servicing Agreement"), and Section 4.10 of the Sale and Servicing Agreement, dated as of December 13, 2001, among World Omni Auto Receivables Trust 2001-B, as Issuer, World Omni Auto Receivables LLC, as Seller and World Omni Financial Corp., as Servicer (the "Series 2001-B Sale and Servicing Agreement"), and Section 4.10 of the Sale and Servicing Agreement, dated as of July 10, 2002, among World Omni Auto Receivables Trust 2002-A, as Issuer, World Omni Auto Receivables LLC, as Seller and World Omni Financial Corp., as Servicer (the "Series 2002-A Sale and Servicing Agreement"), does hereby certify that a review of the activities of the Servicer during the period from January 1, 2002 through December 31, 2002, has been made under my supervision with a view to determining whether during such period the Servicer has performed and observed all of its obligations under each of the Series 2000-A Sale and Servicing Agreement, the Series 2001-A Sale and Servicing Agreement, the Series 2001-B Sale and Servicing Agreement and the Series 2002-A Sale and Servicing Agreement. To the best of my knowledge, no default by the Servicer under each of the Series 2000-A Sale and Servicing Agreement, the Series 2001-A Sale and Servicing Agreement, the Series 2001-B Sale and Servicing Agreement or the Series 2002-A Sale and Servicing Agreement, has occurred and is continuing. Capitalized terms used but not defined herein are used as defined in the Series 2000-A Sale and Servicing Agreement, the Series 2001-A Sale and Servicing Agreement , the Series 2001-B Sale and Servicing Agreement or the Series 2002-A Sale and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ___ day of April, 2003.



                                       By:/s/________________________________
                                       Name: Victor A. De Jesus
                                       Title:Vice President and
                                             Chief Financial Officer of
                                             World Omni Financial Corp.,
                                             as Servicer